                                                                    Exhibit 99.1

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AMERICAN ITALIAN PASTA COMPANY                                          -
                                                                        -RELEASE

Contact:
George Shadid,
EVP & Chief Financial Officer
816/584-5621
gshadid@aipc.com

FOR IMMEDIATE RELEASE

                         AMERICAN ITALIAN PASTA COMPANY
                                TO PRESENT AT THE
                           SUNTRUST ROBINSON HUMPHREY
                     34TH ANNUAL INSTITUTIONAL CONFERENCE --
                             WEBCAST LINK CORRECTION

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KANSAS CITY, MO, April 6, 2005 - As previously announced, American Italian Pasta
Company (NYSE:  PLB) will be presenting at the SunTrust  Robinson  Humphrey 34th
Annual Institutional Conference to be held in Atlanta on Tuesday, April 12, 2005 at 3:20 pm Eastern Time. The original webcast information that was published was incomplete;  the  correct  information  regarding  the  webcast  which  will  be available  over the  Internet is  http://www.wsw.com/webcast/strh13/plb.  Please note the  correction to the previously  published  webcast link. The webcast and presentation  materials will also be available at the Investor Relations section of the company's website (www.aipc.com).  The archived webcast will be available for two weeks following the presentation.

Founded  in 1988 and based in Kansas  City,  Missouri,  American  Italian  Pasta
Company is the largest producer and marketer of dry pasta in North America.

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